EXHIBIT 4.4

SPECTRE GAMING, INC.

UNIT PURCHASE WARRANT

     Spectre Gaming, Inc., a Minnesota corporation (the “Company”), hereby agrees that, for value received,          , or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after November 12, 2004, and before 5:00 P.M., Minneapolis, Minnesota time, on November 12, 2009,     (   ) units (the “Units”), each unit consisting of one share of the Company’s common stock (the “Common Stock”), and a five-year warrant to purchase an additional share of Common Stock for $3.75 per share (the “Stock Warrant”), at an exercise price of $2.50 per Unit, subject to adjustment as provided herein (the “Exercise Price”).

     1. Exercise. The purchase rights granted by this Warrant shall be exercised by the holder surrendering this Warrant with the form of exercise attached hereto duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by cashier’s check payable to the order of the Company, of the purchase price payable in respect of Units being purchased (unless exercised pursuant to Section 5 hereof). If fewer than all of the Units purchasable hereunder are purchased upon exercise, the Company will execute and deliver to the holder hereof a new Warrant (dated the date hereof) evidencing the number of Units not so purchased. As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, one or more certificates representing the shares of Common Stock purchased upon such exercise, together with a Stock Warrant in the form attached hereto as Exhibit A for the purchase of an equal number of shares of Common Stock. The Company may require that any certificates representing Common Stock contain a legend substantially as follows:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. No transfer of such securities or any interest therein may be made except pursuant to registration under said laws unless the Company has received an opinion of counsel acceptable to the Company stating either that the securities have been registered or such transfer does not require registration under said laws.

     In addition, any additional shares of Common Stock issued upon exercise of the Stock Warrant shall contain a legend substantially in the form indicated therein.

     2. Transfer. This Warrant is issued upon the following terms, to which each holder hereof consents and agrees: (a) until this Warrant is duly transferred on the Company’s books, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary; (b) each successive holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein; and (c) this Warrant is immediately assignable, notwithstanding anything herein to the contrary, to officers, directors, employees and registered representatives of             and its affiliates and subagent(s), and the officers, directors, employees and registered representatives of such sub-agent(s).

     3. Antidilution Adjustments to Exercise Price. The provisions of this Warrant are subject to adjustment as provided in this Section 3.

     (a) The Exercise Price shall be adjusted from time to time such that in case the Company shall hereafter: (i) pay any dividends on Common Stock payable in Common Stock or securities convertible into Common Stock; (ii) subdivide its then-outstanding shares of Common Stock into a greater number of shares; or (iii) combine its then-outstanding shares of Common Stock, by reclassification or otherwise. In any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then-existing Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Exercise Price. Upon any adjustment to the Exercise Price hereof, the exercise price of the Stock Warrant shall be adjusted pursuant to the terms and conditions hereof, assuming an adjustment in the number of shares of Common Stock issuable pursuant to such warrant as provided in the second paragraph of Section 3(b) hereof.

     Adjustments made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution; or immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall reasonably and not arbitrarily determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that, as a result of an adjustment made pursuant to this subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the exercise price of such other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained herein.

     (b) Upon each adjustment of the Exercise Price pursuant to Section 3(a), the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock specified in such Warrant (as then in effect, after all adjustments in the Exercise Price prior thereto) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     Upon any adjustment of the number of shares of Common Stock included in the Units purchasable hereunder pursuant to this subsection, the number of shares of Common Stock issuable upon exercise of the Stock Warrant in each Unit (the “Stock Warrant Shares”) shall be adjusted to such number of shares of Common Stock as is equal to such adjusted number of shares of Common Stock comprising each Unit. If any adjustment is made to the number of Stock Warrant Shares hereunder, no additional adjustment shall be made at the same under the terms of the Stock Warrant to the number of shares purchasable under the Stock Warrant.

     (c) In case of (i) any reorganization of the Company’s capital stock (other than splits or combinations of Common Stock contemplated by and provided for in Section 3(a)), (ii) any consolidation or merger of the Company with another company, limited liability company, partnership or other business entity, or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other company, limited liability company, partnership or other business entity, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, or (iii) any dividend or any other distribution upon any class of the Company’s capital stock payable in capital stock of a different class, other securities of the Company, or other Company property (other than cash), then, as a part of such transaction, lawful provision shall be made so that the holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which the holder would have owned or have been entitled to receive immediately after such consolidation, reorganization, merger, statutory exchange, sale or conveyance had such Warrant been exercised immediately before the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any other shares of stock and other securities and property thereafter deliverable upon the exercise of the Warrant (including those deliverable upon exercise of the Stock Warrant). The provisions of this paragraph shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

     (d) Upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the holder as shown on the Company’s books, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, and the number of additional shares of Common Stock purchasable upon exercise of the accompanying Stock Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (e) If at any time: (i) the Company shall pay any dividend upon its Common Stock payable in stock or make any distribution (other than cash dividends) to the holders of its Common Stock; (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale, conveyance, lease or other transfer of all or substantially all of its assets to, another company; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more such cases, the Company shall give prior written notice, by first-class mail, postage prepaid, addressed to the holder of the Warrant as shown on the books of the Company, of the date on which (1) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (2) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 15 days prior to the action in question and at least 15 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

     (f) If the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of this Warrant issue any rights, warrants or options to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, then the holder of any unexercised Warrants on the record date set by the Company or such affiliate in connection with such issuance of rights, warrants or options shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrant, to receive such rights, warrants or options that such holder would have been entitled to receive had the holder been, on such record date, a holder of record of the number of whole shares of Common Stock then issuable upon exercise of the holder’s outstanding Warrants (assuming for purposes of this Section 3(f) that the exercise of the Warrants is permissible immediately upon issuance).

     4. Transferability; Registration Rights.

     (a) Subject to Section 2(c), prior to making any disposition of the Warrant, any Common Stock purchased upon exercise of the Warrant or any Stock Warrant Shares, the holder will give written notice to the Company describing briefly the manner of any such proposed disposition. The holder will not make any such disposition until (i) such holder provides to the Company the written opinion of such holder’s counsel, which opinion shall be reasonably acceptable to the Company, that registration under the Securities Act of 1933, as amended (the “Securities Act”), is not required with respect to such disposition, or (ii) a registration statement covering the proposed disposition has been filed by the Company and has become effective. The holder then will make such disposition only pursuant to the conditions of such opinion or registration. The Company shall under no circumstances be required to register the Warrant or the Stock Warrant for resale or distribution under the Act. If registration under the Securities Act of the Common Stock purchasable upon exercise of the Warrant is not in effect and such shares of Common Stock are not freely transferable by the holder of the Warrant or, in the absence of such an effective registration, if an exemption from state and federal registration of the sale of such shares is not available during the term of this Warrant when the holder hereof seeks to sell the Common Stock to be so acquired, the exercise period of the Warrant will automatically be extended until such time as the resale registration under the Securities Act of such shares of Common Stock becomes effective and applicable to the holder of the Warrant or a state and federal exemption for such shares becomes applicable to the holder of the Warrant. In the absence of such an effective registration, or exemption from such registration, and if, as a result, the term of the Warrant is so extended beyond the original term hereof, the Warrant shall then remain exercisable for a period of at least 30 business days from the date the Company delivers to the holder of the Warrant written notice of the availability of such registration or exemption from such registration. In no event will the exercise period of the Warrant expire before November 12, 2009.

     (b) If, at any time after the date hereof and prior to the expiration of seven years from the date hereof, the Company shall propose to file any registration statement under the Securities Act covering a public offering of the Common Stock (other than a registration on Form S-4 or Form S-8 (or their successor forms) or any registration form that does not permit secondary sales), it will notify the holder hereof at least 30 business days prior to each such filing and will include in the registration statement (to the extent permitted by applicable regulation) the shares of Common Stock underlying each Unit purchasable hereunder to the extent requested by the holder hereof. Notwithstanding the foregoing, the number of shares proposed to be registered thereby shall be reduced pro rata with any other selling shareholder (other than the Company) upon the request of the managing underwriter of such offering, if any. If the registration statement or offering statement filed pursuant to such notice has not become effective within six months following the date such notice is given to the holder hereof, the Company must again notify such holder in the manner provided above.

     (c) At any time after the date hereof and prior to the expiration of this Warrant, and provided that a registration statement on Form S-3 (or its equivalent) is then available to the Company, and on a one-time basis only, if the holders of a majority of the Warrants and the shares of Common Stock underlying each Unit purchasable hereunder or acquired upon exercise of the Warrants request the registration of such shares on Form S-3 (or its equivalent), the Company shall promptly thereafter effect the registration under the Securities Act of all such shares which such holders request in writing to be so registered, and in a manner as nearly as commercially possible corresponding to the methods of distribution described in such holders’ request.

     (d) Notwithstanding the foregoing, if the Company shall furnish to holders of Common Stock requesting a registration statement pursuant to this Section 4 a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the Company’s Board of Directors, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of such holders of Common Stock.

     (e) The Company shall bear all costs, fees and expenses of any such registrations referred to in this Section 4, including, without limitation, the Company’s legal and accounting fees, printing expenses and blue sky fees and expenses, except the fees and expenses of counsel or other special advisors to such holders and any of their underwriting commissions or discounts. The Company will take all necessary action which may be required in qualifying or registering the Common Stock included in the registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities.

     (f) The Company will mail to each record holder, at the last known post office address, written notice of any exercise of the rights granted under this Section 4, by certified or registered mail, return-receipt requested, and each holder shall have 15 business days from the date of deposit of such notice in the U.S. mail to notify the Company in writing whether such holder wishes to join in such exercise.

     (g) The Company will furnish the holder hereof with a reasonable number of copies of any prospectus included in such filings and will amend or supplement the same as required during the period of required use thereof. The Company will maintain the effectiveness of any registration statement or the offering statement filed by the Company, whether or not at the request of the holder hereof, for at least one year following the effective date thereof.

     (h) The holder of the Warrant agrees to cooperate with the Company in the preparation and filing of any such registration statement or offering statement, and in the furnishing of information concerning the holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Securities Act as to any proposed disposition by the holder.

     (i) The registration rights of the holder solely with respect to the Stock Warrant Shares shall be governed by that certain Registration Rights Agreement by and between the Company and certain investors, including             , dated as of November 12, 2004 (the “Registration Rights Agreement”).

     (j) The Company shall indemnify any holder of the Warrant, the Stock Warrant or any shares of Common Stock issued upon the exercise thereof to be sold pursuant to any registration statement and any underwriter or person deemed to be an underwriter under the Securities Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the holders as set forth in the Registration Rights Agreement, and to provide for just and equitable contribution as set forth therein.

     (k) The holder of shares of Common Stock to be sold pursuant to a registration statement, and such holder’s successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such holder, or such Holder’s successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions pursuant to which the holders has agreed to indemnify the Company as set forth in the Registration Rights Agreement, and to provide for just and equitable contribution as set forth therein.

     (l) Nothing contained herein shall be construed as requiring any holder to exercise this Warrant prior to the initial filing of any registration statement or the effectiveness thereof.

     (m) If the Company fails to comply with the provisions of this Section 4, the Company shall, in addition to any other equitable or other relief available to the holders of this Warrant, the Stock Warrant, the shares of Common Stock underlying this Warrant or the Stock Warrant, be liable for any or all incidental, special and consequential damages sustained by the holders requesting registration of their shares of Common Stock.

     (n) The Company shall not permit the inclusion of any securities other than the shares of Common Stock to be included in any registration statement filed pursuant to Section 4(c) hereof, without the prior written consent of a majority of the holders of the Warrants, which consent shall not be unreasonably withheld.

     5. Cashless Exercise Option.

     (a) The holder of this Warrant shall have the right to require the Company to convert this Warrant (the “Conversion Right”), at any time after it is exercisable, but prior to its expiration, into shares of Common Stock and a corresponding Stock Warrant as provided for in this Section 5. Upon exercise of the Conversion Right, the Company shall deliver to the holder

(without payment by the holder of any Exercise Price) that number of shares of Common Stock comprising each Unit purchasable hereunder (and a Stock Warrant to purchase an equal number of Stock Warrant Shares) equal to (i) the number of Units which would, but for such conversion, be then issuable pursuant to the provisions of Section 1 above upon the exercise of this Warrant, as specified by the holder in its Conversion Notice (defined below) (the “Total Unit Number”) less (ii) the number of Units equal to the quotient obtained by dividing (x) the product of the Total Unit Number and the then-applicable Exercise Price per Unit, by (y) the Fair Market Value (as defined below) of one share of Common Stock immediately prior to the exercise of the Conversion Right. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, such fractional share shall be cancelled.

     (b) The Conversion Right may be exercised by the holder, at any time or from time to time after this Warrant is exercisable, prior to its expiration, on any business day, by delivering a written notice in the form attached hereto (the “Conversion Notice”) to the Company and specifying (i) the total number of Units the holder of this Warrant is purchasing pursuant to such conversion, and (ii) a place, and a date not less than one nor more than 20 business days from the date of the Conversion Notice for the closing of such conversion.

     (c) At any closing under Section 5(b), (i) the holder will surrender the Warrant, (ii) the Company will deliver to the holder one or more certificates for the number of shares of Common Stock comprising each Unit issuable upon such conversion, together with a Stock Warrant to purchase an equal number of Stock Warrant Shares, and (iii) the Company will deliver to the holder a new Warrant representing the number of Units, if any, with respect to which the Warrant shall not have been converted.

     (d) “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean, as applicable:

     (i) If the Company’s Common Stock is traded on an exchange or is quoted on The NASDAQ National Market or The NASDAQ SmallCap Market, then the average closing or last sale prices, respectively, reported for the ten consecutive trading days immediately preceding the Determination Date.

     (ii) If the Company’s Common Stock is not traded on an exchange or quoted on The NASDAQ National Market or The NASDAQ SmallCap Market but is traded in the over-the-counter market, then the average of the closing bid and asked prices reported for the ten consecutive trading days immediately preceding the Determination Date.

     (iii) If the Company’s Common Stock is not publicly traded and there has been a bona fide sale for cash on an arm’s-length basis within 45 days prior to the Determination Date of such Common Stock by the Company privately to one or more investors unaffiliated with the Company (a “Qualifying Sale”), then such most recent sales price.

     (iv) If the Company’s Common Stock is not publicly traded and there has been no Qualifying Sale, then fair market value of such stock will be determined by the Board of Directors of the Company, acting in good faith utilizing customary business valuation criteria and methodologies (without discount for lack of marketability or minority interest).

     6. [Reserved].

     7. Reservation of Common Stock. A number of shares of Common Stock sufficient to provide for the exercise of this Warrant, and for the exercise of Stock Warrant, upon the basis herein set forth shall at all times be reserved for the exercise thereof. As long as the Warrant is outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrant (including the Stock Warrant) to be listed on the Over-the-Counter Bulletin Board, or any successor trading market on which the Common Stock may be listed and/or quoted.

     8. Redemption of Stock Warrant. The Stock Warrant contains provisions allowing the Company to redeem such warrant upon the fulfillment of certain conditions, as set forth in Sections 8, 9 and 10 thereof. The holder expressly understands and acknowledges that the Company has such right of redemption, and that the Company may redeem the Stock Warrant at any time prior to its exercise pursuant to such provisions and the other terms and conditions of the Stock Warrant regardless of whether this Warrant has been exercised such that the Stock Warrant has thereupon been issued to the holder.

     9. Miscellaneous. Whenever reference is made herein to the issue or sale of shares of Common Stock, the term “Common Stock” shall include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

     The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the holder hereof against dilution.

     The representations, warranties and agreements contained herein shall survive the exercise of this Warrant. References to the “holder of” include the immediate holder of shares purchased on the exercise of this Warrant, and the word “holder” shall include the plural thereof. This Warrant shall be interpreted under the laws of the State of Minnesota without regard to its conflicts-of-law principles.

     All shares of Common Stock issued upon the exercise of this Warrant (and shares of Common Stock issuable upon exercise of the Stock Warrant) shall be validly issued, fully paid and nonassessable, and the Company will pay all stock-transfer taxes in respect of the issuance thereof, if any.

     Notwithstanding anything contained herein to the contrary, the holder of this Warrant shall not be deemed a shareholder of the Company for any purpose whatsoever (including voting rights) until and unless this Warrant is duly exercised.

     IN WITNESS WHEREOF, this Warrant has been duly executed by Spectre Gaming, Inc., this 12th day of November, 2004.

SPECTRE GAMING, INC.:

Brian D. Niebur, Chief Financial Officer

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Signature Page — Unit Purchase Warrant

WARRANT EXERCISE FORM

(To be signed only upon exercise of Warrant)

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                     Units, consisting of an equal number of shares of common stock of Spectre Gaming, Inc. (“Common Stock”) and a warrant to purchase an equal number of shares of Common Stock at a purchase price of $3.75 per share (“Warrant”), to which such Warrant relates, and herewith makes payment of $                                   therefor in cash or by certified check, and requests that such shares and Warrant be issued and be delivered to,                     , the address for which is set forth below the signature of the undersigned.

Dated:

(Signature)

(Taxpayer’s I.D. Number)

(Address)

ASSIGNMENT FORM

(To be signed only upon authorized transfer of Warrant)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto           the right to purchase Units of Spectre Gaming, Inc., consisting of an equal number of shares of common stock of Spectre Gaming, Inc. and a warrant to purchase an equal number of shares of common stock at a purchase price of $3.75 per share, to which the within Warrant relates and appoints    , attorney, to transfer said right on the books of Spectre Gaming, Inc. with full power of substitution in the premises.

Dated: _______________________

(Signature)

(Address)

CASHLESS EXERCISE FORM

(To be executed upon exercise of Warrant pursuant to Section 5)

TO: SPECTRE GAMING INC.

The undersigned hereby irrevocably elects a cashless exercise of the right of purchase represented by the within Warrant for, and to purchase thereunder,                     Units, consisting of an equal number of shares of Common Stock, as provided for in Section 5 therein, and a warrant to purchase an additional equal number of shares of Common Stock at a purchase price of $3.75 per share.

If said number of Units shall not be all the Units purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Units purchasable thereunder rounded up to the next higher number of Units.

Please issue a certificate or certificates for such Common Stock (and a Stock Warrant, as defined within) in the name of:

NAME	(Please print name)

ADDRESS

SOCIAL SECURITY NO

(Signature)

NOTE: The above signature should correspond exactly with the name on the first page of this Unit Purchase Warrant or with the name of the assignee appearing in the assignment form on the preceding page.

Exhibit A

Stock Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (“BLUE SKY LAWS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE CORPORATION HAS BEEN FURNISHED BOTH WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND WITH ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.

WARRANT TO PURCHASE SHARES OF COMMON STOCK
OF
SPECTRE GAMING, INC.

Warrant No.: ___________	Date: ___________

     This certifies that, for value received,              or its successors or assigns (collectively, the “Holder”), is entitled to purchase from Spectre Gaming, Inc., a Minnesota corporation (the “Corporation”),              (             ) fully paid and nonassessable shares (the “Shares”) of the Corporation’s common stock (the “Common Stock”), at an exercise price of Three and 75/100 Dollars ($3.75) per Share (the “Exercise Price”), subject to adjustment as herein provided. This Warrant may be exercised by Holder at any time from and after the date hereof until the date five years from the date hereof, at which time all of Holder’s rights hereunder shall expire.

     This Warrant is subject to the following provisions, terms and conditions:

     1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to any fractional shares of Common Stock), by the surrender of this Warrant (properly endorsed, if required, at the Corporation’s principal office, or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the Corporation’s books at any time within the period above indicated), and upon payment to it by certified check, bank draft or cash of the purchase price for such Shares.

     2. Issuance of Shares of Common Stock; No Fractional Shares. As soon as practicable after the exercise of any Warrant, and in any event within thirty (30) days after receipt by the Corporation of the notice of exercise under Section 1, the Corporation at its expense (including the payment by it of any applicable issuance taxes) will cause to be issued in the name of and delivered to the Holder thereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

     (a) a certificate or certificates for the number of fully paid and nonassessable Shares to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share of Common Stock to which such Holder would otherwise be entitled, an amount in cash equal to such fraction multiplied by the then-current value of a share of Common Stock, such current value to be determined by the Corporation’s board of directors in its sole discretion; and

     (b) in case such exercise includes only part of the Shares represented by this Warrant, a new warrant of like tenor, representing the right to acquire that number of Shares (if any) with respect to which this Warrant shall not then have been exercised, shall also be delivered to the Holder within such time, unless this Warrant shall have expired. The Corporation may require that any such new warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

     3. Time of Exercise. The exercise of this Warrant shall be deemed effective immediately prior to the close of business on the business day on which the Warrant is surrendered to the Corporation as provided in Section 1, and at such time, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 2, shall be deemed Holder or Holders of record thereof.

     4. Transferability. This Warrant is issued upon the following terms, to which Holder consents and agrees:

     (a) until this Warrant is transferred on the books of the Corporation, the Corporation will treat the Holder of this Warrant, registered as such on the books of the Corporation, as the absolute owner hereof for all purposes without effect given to any notice to the contrary;

     (b) this Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders;

     (c) until the Warrant, and the Shares issuable upon exercise of this Warrant, are registered under the Securities Act and applicable Blue Sky Laws, they may not be transferred without the Holder obtaining an opinion of counsel, which opinion and counsel are satisfactory to the Corporation, stating that the proposed transaction will not result in a prohibited transaction under the Securities Act and applicable Blue Sky Laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions imposed on such transfer by any such opinion of counsel; and

     (d) neither this Warrant nor the Shares issuable upon exercise of this Warrant have been registered under the Securities Act.

     5. Certain Covenants of the Corporation. The Corporation covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property; and, without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such actions as may be required to ensure that the par value per share of the Common Stock is at all times equal to or less than this Warrant’s Exercise Price per Share. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and available, free of preemptive or other rights, for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the full exercise of the rights represented by this Warrant.

     6. Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares are subject to the following adjustments:

     (a) Stock Dividend, Stock Split or Stock Combination. If (i) any dividends on any class of the Corporation’s capital stock payable in Common Stock or securities convertible into or exercisable for Common Stock (collectively, “Common Stock Equivalents”) shall be paid by the Corporation, (ii) the Corporation shall divide its then-outstanding shares of Common Stock into a greater number of shares, or (iii) the Corporation shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) equal to the quotient of (x) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the Exercise Price in effect immediately prior to such event, divided by (y) the total number of shares of Common Stock outstanding immediately after such event. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.05 per Share; but any such adjustment not required then to be made shall be carried forward and shall be made at the time and together with any subsequent adjustment(s) which, together with any adjustment(s) so carried forward, shall amount to not less than $.05 per Share.

     (b) Number of Shares Issuable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price, the number of Shares, calculated to the nearest full Share, equal to the quotient of (i) the product of (A) the number of Shares issuable under this Warrant (as then adjusted pursuant hereto prior to the current adjustment), multiplied by (B) the Exercise Price in effect prior to such adjustment, divided by (ii) the adjusted Exercise Price.

     (c) Notice of Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares of Common Stock issuable upon the exercise of the Warrant, then, and in each such case, the Corporation shall within thirty (30) days thereafter give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation. Any such notice shall state the adjusted Exercise Price and adjusted number of Shares issuable upon the exercise of the Warrant, and shall set forth in reasonable detail the methods of calculation of such adjustments and the facts upon which such calculations were based.

     (d) Effect of Reorganization, Reclassification or Merger. If at any time while this Warrant is outstanding there should be (i) any reorganization of the Corporation’s capital stock (other than splits or combinations of Common Stock contemplated by and provided for in Section 6(a)), (ii) any consolidation or merger of the Corporation with another corporation, limited liability company, partnership or other business entity, or any sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, limited liability company, partnership or other business entity, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, or (iii) any dividend or any other distribution upon any class of the Corporation’s capital stock payable in capital stock of a different class, other securities of the Corporation, or other Corporation property (other than cash), then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Corporation or of the successor entity resulting from a consolidation or merger, or of the entity to which the property of the Corporation has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Corporation’s board of directors) shall be made in the application of the provisions of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger.

     7. Prior Notice as to Certain Events. In case at any time: (a) the Corporation shall pay any dividend upon its Common Stock payable in stock or make any distribution (other than cash dividends) to the holders of its Common Stock; (b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale, conveyance, lease or other transfer of all or substantially all of its assets to, another corporation; or (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of such cases, the Corporation shall give prior written notice, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation, of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 15 days prior to the action in question and not less than 15 days prior to the record date or the date on which the Corporation’s transfer books are closed in respect thereto.

     8. Redemption by Corporation. The Corporation may redeem this Warrant, at any time and at its option, when the average per-share closing bid price of the Common Stock exceeds Five and No/100 Dollars ($5.00) for any period of thirty (30) consecutive trading days (as such price is adjusted upon any stock dividends, splits or combinations), by delivering notice of the exercise of such right as set forth in Section 9, at a redemption price equal to $.001 per Share; provided, however, that the Shares shall then be registered for resale or otherwise be freely tradable. For purposes of this Section, the closing bid price of the Common Stock shall be determined by the closing bid price as reported by Nasdaq so long as the Common Stock is quoted on the Nasdaq National Market or Small Cap Market Systems (or Over-the-Counter Bulletin Board) and, if the Common Stock is listed on a national securities exchange, shall be determined by the last reported sale price on the primary exchange on which the Common Stock is traded.

     9. Notice of Redemption. In the case of any redemption of this Warrant, the Corporation shall give written notice thereof by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation not less than thirty (30) days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Each such notice shall specify the date fixed for redemption, the place of redemption and the redemption price of $.001 per Share at which the Warrant is to be redeemed, and shall state that payment of the redemption price will be made upon surrender of the Warrant at such place of redemption, and that if not exercised by the close of business on the date fixed for redemption, the exercise rights of the Warrant shall expire unless extended by the Corporation. Such notice shall also state the current Exercise Price and the date on which the right to exercise the Warrant will expire unless extended by the Corporation.

     10. Payment of Warrants on Redemption. If notice of redemption shall have been given as provided in Section 9, the redemption price of $.001 per Share shall, unless the Warrant is theretofore exercised pursuant to the terms hereof, become due and payable on the date and at the place stated in such notice. On presentation and surrender of the Warrant by the Holder to the Corporation at such place of payment in such notice specified, the Warrant shall be paid and redeemed at the redemption price of $.001 per Share. On and after such date of redemption, the exercise rights of this Warrant shall expire.

     11. Registration Rights. The Shares issuable upon exercise of this Warrant shall have the registration rights set forth in the Registration Rights Agreement dated              by and between the Corporation and the original Holder of this Warrant.

     12. No Rights as Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation.

     13. Loss or Mutilation. Upon receipt by the Corporation from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to the Corporation, and in case of mutilation upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, however, in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Corporation for cancellation.

     14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to its conflicts-of-law provisions.

     15. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Corporation agrees in writing and has obtained the written consent of the Holder.

     16. Successors and Assigns. All the terms and conditions of this Warrant shall be binding upon and inure to the benefit of the permitted successors and assigns of the Corporation and Holder.

     17. Headings and References. The headings of this Warrant are for convenience only and shall not affect the interpretation of this Warrant. Unless the context indicates otherwise, all references herein to Sections are references to Sections of this Warrant.

     18. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing. Notices sent to the Holder shall be mailed, hand delivered or faxed and confirmed to the Holder at his, her or its address set forth in the Corporation’s records. Notices sent to the Corporation shall be mailed, hand delivered or faxed and confirmed to Spectre Gaming, Inc., 1466 Pioneer Way, No. 10, El Cajon, California 92020, or to such other address as the Corporation or the Holder shall notify the other as provided in this Section.

     19. Counterparts. This Warrant may be executed by the Corporation and attested to in counterparts.

     In Witness Whereof, the Corporation has caused this Warrant to be signed by its duly authorized officer on the date first set forth above.

SPECTRE GAMING, INC.:

By:

[Name], [Title]

ATTEST:

By:

[Name], [Title]

SUBSCRIPTION FORM

(To be signed only upon exercise of Warrant)

     The Undersigned, the holder of the Warrant referenced below, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,              shares of common stock of Spectre Gaming, Inc. (the “Shares”) to which such Warrant relates, herewith makes payment of $             therefor in cash, certified check, or bank draft, and hereby requests that a certificate evidencing the Shares be delivered to                   , the address of whom is set forth below the signature of the undersigned:

Dated:
________________
(Signature)

(Printed Name)

(Address)

(Address)

Warrant No.           , dated _____________ (the “Warrant”)

ASSIGNMENT FORM

(To be signed only upon authorized transfer of Warrant)

     For Value Received, the undersigned hereby sells, assigns, transfers and conveys unto              the right to purchase shares of common stock of Spectre Gaming, Inc. (the “Corporation”) to which the Warrant referenced below relates, and hereby appoints                 as his, her or its attorney to transfer said right on the books of the Corporation with full power of substitution in the premises.

Dated:
___________________
(Signature)

(Printed Name)

(Address)

(Address)

Warrant No.           , dated _____________ (the “Warrant”)